EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-46836 and 333-64799) of Warwick Valley Telephone Company of our reports dated November 15, 2005 relating to the consolidated financial statements and consolidated financial statement schedule, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York
March 29, 2007

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